SCHEDULE A

Series of Advisor Managed Portfolios	12b-1 Fee
1919 Financial Services Fund
Class A Class C Class FI Class R Class I	0.25% 1.00% 0.25% 0.50% None
1919 Socially Responsive Balanced Fund
Class A Class C Class FI Class R Class I	0.25% 1.00% 0.25% 0.50% None
1919 Maryland Tax-Free Income Fund
Class A Class C Class FI Class I	0.15% 0.70% 0.25% None
Arch Indices VOI Absolute Income Fund	0.25%
Bramshill Income Performance Fund
Institutional Class Investor Class	None 0.25%
CornerCap Fundametrics Large-Cap ETF	0.25%
Miller Income Fund
Class A Class C Class FI Class I Class IS	0.25% 1.00% 0.25% None None
Miller Value Partners Appreciation ETF	0.25%
Miller Value Partners Leverage ETF	0.25%
Opportunity Trust
Class A Class C Class FI Class R Class I Class IS	0.25% 1.00% 0.25% 0.50% None None
Optimize Financial Fund	0.25%
Ramirez Core Bond Fund
Retail Class Institutional Class	0.25% None
Ramirez Government Money Market Fund
Retail Class Institutional Class	0.25% None
Regan Total Return Income Fund
Investor Class	0.25%
Institutional Class	None

Zevenbergen Growth Fund
Institutional Class Investor Class	None 0.25%
Zevenbergen Genea Fund
Institutional Class Investor Class	None 0.25%

Approved by the Board of Trustees: June 1, 2023
Amended by the Board of Trustees: August 31, 2023